Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of November 14, 2016 by Equity One, Inc. (the “Company”), a Maryland corporation, and Mike Makinen (“Executive”).
W I T N E S S E T H.
WHEREAS, the Company and Executive entered into that certain Amended and Restated Employment Agreement, dated as of August 17, 2016 (the “Employment Agreement”) (capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement); and
WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 5(b)(ii) of the Employment Agreement is hereby amended by deleting such section thereof and replacing the same with the following:

“(ii)     Notwithstanding anything contained in this Section 5 to the contrary, no Bonus shall be payable hereunder to Executive with respect to any calendar year unless Executive is employed hereunder by the Company as of the last day of such calendar year.

2.	Section 8(b)(ii) of the Employment Agreement is hereby amended by deleting such section thereof and replacing the same with the following:

“(ii)    Subject to the Qualifying Conditions and notwithstanding anything to the contrary in Section 5(b)(ii), on the Entitlement Commencement Date the Company shall pay to Executive a lump-sum payment equal to the sum of (A) 2.0x the sum of (x) Executive’s average annual Bonus, if any, for the three most recently completed calendar years plus (y) the Executive’s then current Base Salary and (B) a pro-rata portion of the Executive’s annual Bonus Target for the calendar year in which the Date of Termination occurs, determined by multiplying such Bonus Target by a fraction, the numerator of which is the number of days from the beginning of the calendar year through the Date of Termination and the denominator of which is 365. The average annual Bonus shall be determined as follows: such amount shall be the average annual Bonus, if any, for the three most recently completed calendar years or, if fewer than three calendar years of the Employment Period have been completed, the average annual Bonus for the completed calendar years. For purposes of this calculation, the Bonus for 2014 shall be deemed to be the amount actually awarded times a fraction, the numerator of which is 365 and the denominator of which is the number of days of the 2014 for which Executive was employed by the Company.”

3.	The last sentence of Section 8(g) of the Employment Agreement is hereby amended by deleting such sentence thereof and replacing the same with the following:

“Notwithstanding anything to the contrary contained herein, the parties agree that, upon the expiration of the Employment Period, (x) the non-renewal of this Agreement by the Company shall be considered a termination by Company without Cause, and subject to the Qualifying Conditions, Executive shall be entitled to any and all termination payments or other benefits as a consequence thereof and (y) the non-renewal of this Agreement by Executive shall not be considered a termination by Executive for Good Reason, and except as herein otherwise expressly provided, Executive shall not be entitled to any termination payments or other benefits as a consequence thereof.”

4.	Clause (ii) in Section 11(b) of the Employment Agreement is hereby amended by deleting such clause thereof and replacing the same with the following:

“(ii) directly or indirectly solicit for employment or attempt to employ, or assist any other person or entity in employing or soliciting for employment, either on a full-time or part-time or consulting basis, any employee (whether salaried or otherwise, union or non-union) of the Company (or any of its subsidiaries).”

5.
Except as specifically set forth herein, the Employment Agreement and all of its terms and conditions remain in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Employment Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Employment Agreement as amended by this Amendment.

6.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

7.
This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

8.
This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Amendment effective on the date and year first above written.
EQUITY ONE, INC.
By: /s/ David Lukes
Name: David Lukes
Title: Chief Executive Officer

/s/ Mike Makinen